UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 1, 2011

CHINA YOUTH MEDIA, INC.
(Exact name of registrant as specified in its charter)

Commission file number 000-33067

Delaware	87-0398271
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

13428 Maxella Ave. #342 Marina Del Rey, CA	90292
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:    (424) 244-1454

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 1, 2011, China Youth Media, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Midwest Energy Emissions Corp., a North Dakota corporation (“Midwest”), pursuant to which at closing China Youth Media Merger Sub, Inc. (a wholly owned subsidiary of the Company formed for the purpose of such transaction) will merge into Midwest, which will result in Midwest becoming a wholly-owned subsidiary of the Company (the “Merger”).   Upon closing, all of the outstanding shares of common stock of Midwest shall be converted, by virtue of the Merger, into such number of shares of Series B Convertible Preferred Stock (the “Merger Shares”) of the Company so that the shareholders of Midwest will upon conversion of the Merger Shares own 90.0% of the Company’s issued and outstanding capital stock after giving effect to the Merger.   The Merger Agreement provides that 15% of the Merger Shares shall be held in escrow following the closing for a period of up to 150 days subject to the achievement of certain performance milestones.

Midwest is engaged in the business of developing and commercializing state of the art technologies relating to the capture and control of mercury emissions from coal fired broilers in the United States and Canada.

The closing is subject to a number of conditions including but not limited to the delivery by Midwest of two-year audited and other financial statements of Midwest satisfactory to the Company, the completion of due diligence by the parties of each other, the accuracy at closing of the representations made by the parties in the Merger Agreement, and the performance and compliance by the parties with each obligation, agreement, covenant and condition contained in the Merger Agreement.  In the event closing does not occur within 90 days, the Merger Agreement may be terminated by either party.

Other than in respect of the Merger Agreement, there is no material relationship between the Company and its affiliates and Midwest.

The foregoing description of the Merger Agreement is qualified in its entirety by the full text of such document which is filed as Exhibit 10.1 to this report and incorporated by reference into this Item 1.01.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

10.1	Agreement and Plan of Merger dated as of June 1, 2011 among China Youth Media, Inc., China Youth Media Merger Sub, Inc. and Midwest Energy Emissions Corp.

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA YOUTH MEDIA, INC. (Registrant)

Dated: June 7, 2011	By:	/s/ Jay Rifkin
Jay Rifkin
Chief Executive Officer

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